UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
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Synaptics Incorporated

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 23, 2007

          The Annual Meeting of Stockholders of Synaptics Incorporated, a Delaware corporation, will be held at 11:00 a.m., on Tuesday, October 23, 2007, at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054 for the following purposes:
          1. To elect two directors to serve for three-year terms expiring in 2010.
          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
          The foregoing items of business are more fully described in the proxy statement accompanying this notice.
          Only stockholders of record at the close of business on September 7, 2007 are entitled to notice of and to vote at the meeting.
          All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if the stockholder previously has returned a proxy.

Sincerely,

Santa Clara, California	Russell J. Knittel
September 28, 2007	Secretary

SYNAPTICS INCORPORATED
3120 Scott Blvd., Suite 130
Santa Clara, California 95054

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
          The enclosed proxy is solicited on behalf of Synaptics Incorporated, a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Tuesday, October 23, 2007 at 11:00 a.m., or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054.
          These proxy solicitation materials were first mailed on or about September 28, 2007 to all stockholders entitled to vote at the meeting.
Voting Securities and Voting Rights
          Stockholders of record at the close of business on September 7, 2007, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 26,206,704 shares of our common stock, $0.001 par value per share.
          The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the two persons receiving the highest number of “for” votes of common stock of our company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected as directors as class 2 directors for three-year terms expiring in 2010.
          Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
Voting of Proxies
          When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominees for director set forth in this proxy statement and (2) as the persons specified in the proxy deem advisable on any such other matters as may come before the meeting.

Revocability of Proxies
          Any stockholder giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation, by delivering to us a duly executed proxy bearing a later date, or by attending the meeting and voting in person.
Solicitation
          We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
Annual Report and Other Matters
          Our 2007 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the “Report of the Compensation Committee” and “Audit Committee Report” shall not be deemed “filed” with the Securities and Exchange Commission, or SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
          Through our website, www.synaptics.com, we make available free of charge all of our SEC filings, including our proxy statements, our annual reports on Form 10-K. our quarterly reports on Form 10-Q, and our current reports on Form 8-K, as well as Form 3, Form 4, and For 5 Reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Section 13(a), 15(d), or 16 of the Securities Exchange Act of 1934. We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our executive offices set forth in this proxy statement.
ELECTION OF DIRECTORS
Nominees
          Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. The Board of Directors has fixed the number of directors at seven. The seven directors are divided into three classes, with one class standing for election each year for a three-year term. The Board of Directors has nominated Federico Faggin and W. Ronald Van Dell for election as class 2 directors for three-year terms expiring in 2010 or until their successors have been elected and qualified.
          Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. Messrs. Faggin and Van Dell currently are directors of our company. In the event that either Mr. Faggin or Mr. Van Dell are unable or decline to serve as directors at the time of the meeting, the proxies will be voted for any nominees designated by the current Board of Directors to fill the vacancies. It is not expected that either Mr. Faggin or Mr. Van Dell will be unable or will decline to serve as a director. Mr. Faggin, however, has informed us that after more than 20 years of service to our company, he plans to retire and will not serve beyond the next annual meeting of stockholders.
          The Board of Directors recommends a vote “for” the nominee named herein.

     The following table sets forth certain information regarding our directors and the nominees for directors:

Name	Age	Position	Term Expires
Federico Faggin	65	Chairman of the Board	2007
Francis F. Lee	55	President, Chief Executive Officer, and Director	2008
Jeffrey D. Buchanan	51	Director	2009
Nelson C. Chan	46	Director	2008
Keith B. Geeslin	54	Director	2009
Richard L. Sanquini	72	Director	2008
W. Ronald Van Dell	50	Director	2007
          Federico Faggin co-founded our company and has served as its Chairman of the Board since January 1999. He served as a director, President, and Chief Executive Officer of our company from March 1987 to December 1998. Mr. Faggin is currently President, Chief Executive Officer, and a director of Foveon, Inc., a private company that develops advanced image sensing technology and in which we have an ownership interest. He is also a director of ZiLOG, Inc., a public company that is a designer, manufacturer, and marketer of integrated microcontroller products. Mr. Faggin also co-founded Cygnet Technologies, Inc. in 1982 and ZiLOG, Inc. in 1974. Mr. Faggin served as Department Manager in Research and Development at Intel Corporation from 1970 to 1974 and led the design and development of the world’s first microprocessor and more than 25 integrated circuits. In 1968, Mr. Faggin was employed by Fairchild Semiconductor and led the development of the original MOS Silicon Gate Technology and designed the world’s first commercial integrated circuit to use such technology. He is the recipient of many honors and awards, including the 1988 International Marconi Fellowship Award, the 1994 IEEE W. Wallace McDowell Award, and the 1997 Kyoto Prize. In addition, in 1996, Mr. Faggin was inducted in the National Inventor’s Hall of Fame for the co-invention of the microprocessor. Mr. Faggin holds a doctorate in physics, summa cum laude, from the University of Padua, Italy. He also holds honorary doctorate degrees in computer science from the University of Milan, Italy and in electrical engineering from the University of Rome, Italy.
          Francis F. Lee has been a director and the President and Chief Executive Officer of our company since December 1998. He was a consultant from August 1998 to November 1998. From May 1995 until July 1998, Mr. Lee served as General Manager of NSM, a Hong Kong-based joint venture between National Semiconductor Corporation and S. Megga. Mr. Lee held a variety of executive positions for National Semiconductor from 1988 until August 1995. These positions included Vice President of Communication and Computing Group, Vice President of Quality and Reliability, Director of Standard Logic Business Unit, and various other operations and engineering management positions. Mr. Lee is a director of Foveon, Inc. Mr. Lee holds a Bachelor of Science degree, with honors, in electrical engineering from the University of California at Davis.
          Jeffrey D. Buchanan has been a director of our company since September 2005. Mr. Buchanan currently is a Senior Managing Director of Alare Capital Securities, L.L.C., a middle-market investment bank and registered broker-dealer. From 2005 to 2006, Mr. Buchanan was a principal of Echo Advisors, Inc., a corporate consulting and advisory firm focusing on mergers, acquisitions, and strategic planning. Mr. Buchanan served as Executive Vice President of Three-Five Systems, Inc., a publicly traded electronic manufacturing services company, from June 1998 until February 2005; as Chief Financial Officer and Treasurer of that company from June 1996 until February 2005; and as Secretary of that company from May 1996 until February 2005. Mr. Buchanan served as Vice President – Finance, Administration, and Legal of that company from June 1996 until July 1998 and as Vice President – Legal and Administration of that company from May 1996 to June 1996. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O’Connor, Cavanagh, Anderson, Killingsworth & Beshears. Mr. Buchanan was associated with the international law firm of Davis Wright Tremaine from 1984 to 1986, and he was a senior staff person at Deloitte & Touche from 1982 to 1984. Mr. Buchanan is a member of the Board of Directors and the Chairman of the Audit Committee of Smith & Wesson Holding Corporation, a Nasdaq Global Market company which is the nation’s largest producer of firearms. Mr. Buchanan is also a director of NuVision U.S., Inc., a privately owned display company. Mr. Buchanan holds a Bachelor of Science degree in accounting from Arizona State University, a Juris Doctor degree in law from the University of Arizona, and a Masters of Law degree in tax from the University of Florida.

          Nelson C. Chan has been a director of our company since February 2007. From December 2006, Mr. Chan has been Chief Executive Officer of Magellan, a leader in the consumer, survey, GIS and OEM GPS navigation and positioning markets. Prior to joining Magellan, from 1992 through 2006, Mr. Chan served in various senior management positions with SanDisk Corporation, including most recently as Executive Vice President and General Manager, Consumer Business. From 1983 to 1992, Mr. Chan held marketing and engineering positions at Chips and Technologies, Signetics, and Delco Electronics. Mr. Chan is a member of the Board of Directors of Silicon Laboratories Inc., a Nasdaq Global Select Market company which is a fabless, analog-intensive mixed-signal semiconductor company. Mr. Chan holds a Bachelor of Science degree in Electrical and Computer Engineering from the University of California at Santa Barbara and a Masters of Business Administration degree from Santa Clara University.
          Keith B. Geeslin has been a director of our company since 1986. Mr. Geeslin has been a General Partner of Francisco Partners, a firm specializing in structured investments in technology companies undergoing strategic, technological, and operational inflection points, since January 2004. From 2001 until October 2003, Mr. Geeslin served as Managing General Partner of the Sprout Group, a venture capital firm, with which he became associated in 1984. In addition, Mr. Geeslin served as a general or limited partner in a series of investment funds associated with the Sprout Group, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse First Boston (USA), Inc. Mr. Geeslin is a member of the board of directors of Blue Coat Systems, Inc., a public company that provides data management software applications, and of CommVault Systems, Inc., a public company that provides hardware and software products to secure and accelerate delivery of business applications over wide area networks and the internet. Mr. Geeslin is also a director of several privately held companies. He has also served as a director of the Western Association of Venture Capitalists. Mr. Geeslin holds a Bachelor of Science degree in Electrical Engineering and a Masters of Science degree in Engineering and Economic Systems from Stanford University and a Masters of Arts degree in Philosophy, Politics, and Economics from Oxford University.
          Richard L. Sanquini has been a director of our company since 1994. Mr. Sanquini is a consultant in the semiconductor industry. Mr. Sanquini is the former chairman of the board of PortalPlayer, Inc., a public company that was acquired by NVIDIA Corporation in January 2007. Mr. Sanquini retired from National Semiconductor in 1999, after a 20-year tenure, where he managed key business units, including microprocessors and microcontrollers, served as Chief Technology Officer, managed business development and intellectual property protection, and was chairman of the board for two China joint ventures. From March 1989 through December 1989, he served as President and Chief Executive Officer of Information Storage Devices. Prior to National Semiconductor, Mr. Sanquini served in various executive positions at RCA. Mr. Sanquini currently serves on the board of directors of ZiLOG, Inc., a public company that is a fabless semiconductor supplier of microprocessor and microcontroller semiconductor devices, or micrologic products. He also serves on the board of directors of the following private companies: LitePoint Corp., SiPort, G2 Microsystems, and FyreStorm Inc. Mr. Sanquini holds a BSEE from the Milwaukee School of Engineering, Wisconsin.
          W. Ronald Van Dell has been a director of our company since April 2002. Mr. Van Dell has been President and Chief Executive Officer of Primarion, Inc., a mixed signal semiconductor company, since March 2004. Mr. Van Dell served as the President and Chief Executive Officer of Legerity, a fabless analog/mixed-signal semiconductor company, from December 2000 until February 2004. Prior to joining Legerity, from July 1999 until December 2000, Mr. Van Dell served as General Manager for Dell Computer’s Dimension product line. Prior to joining Dell Computer, Mr. Van Dell served from November 1997 until July 1999 as Vice President and General Manager of the communication integrated circuit business, and from August 1995 until October 1997 as Vice President and General Manager of worldwide marketing and sales, for Harris Semiconductor (now Intersil Corporation). Mr. Van Dell has been a member of the Switzerland-based World Economic Forum and holds a Bachelor of Science degree in electrical engineering from Michigan Technological University.
Information Relating to Corporate Governance and the Board of Directors
          Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Faggin, Geeslin, Sanquini, Van Dell, Buchanan, and Chan are independent directors, as “independence” is defined by Nasdaq, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Lee is an employee director.
          Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit

Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The members of our Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee consist entirely of independent directors.
          Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.synaptics.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.
          We regularly schedule executive sessions of our Board of Directors at which independent directors meet without the presence or participation of management. The Chairman of the Board of Directors presides at such executive sessions. In his absence, the presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominations and Corporate Governance Committee.
          Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Synaptics Incorporated c/o any specified individual director or directors at the company address listed herein. Any such letters are forwarded to the indicated directors.
          The Audit Committee
          The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
          The Audit Committee currently consists of Messrs. Buchanan, Sanquini, and Van Dell, each of whom is an independent director of our company under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Buchanan (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Buchanan serves as the Chairman of the Audit Committee.
          The Compensation Committee
          The purposes of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Sanquini, Faggin, and Geeslin, with Mr. Sanquini serving as Chairman.
          The Nominations and Corporate Governance Committee
          The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of

Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Faggin, Geeslin, and Van Dell, with Mr. Faggin serving as Chairman.
          The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s corporate secretary at the company address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined by Nasdaq.
          The Board of Directors held a total of five meetings during the fiscal year ended June 30, 2007. The Audit Committee held five meetings during the fiscal year ended June 30, 2007; the Compensation Committee held a total of five meetings during the fiscal year ended June 30, 2007; and the Nominations and Corporate Governance Committee held one meeting during the fiscal year ended June 30, 2007. Each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during fiscal 2007, and (2) the total number of meetings held by all committees of our Board of Directors on which such person served during fiscal 2007.
          We encourage our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practical, we generally schedule a meting of our Board of Directors on the same day as our annual meeting of stockholders. Five of our directors attended our annual meeting of stockholders last year.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
          Our Board of Directors has appointed a Compensation Committee, consisting exclusively of independent directors. The Compensation Committee is authorized to determine and approve, or make recommendations to the Board of Directors with respect to, the compensation of our Chief Executive Officer and other executive officers and to grant or recommend the grant of stock-based compensation to our Chief Executive Officer and other executive officers under our 2001 Incentive Compensation Plan.
          The compensation program for executive officers consists primarily of base salary, performance based bonuses, and long-term incentives in the form of stock-based compensation, including stock options, deferred stock units, and other long-term equity incentives. Executives also participate in other benefit plans, including medical and retirement plans, which generally are available to all regular full-time employees of our company.
          Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. We establish annual bonus programs designed to reward individuals for performance based primarily on our financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value.
          The committee generally recommends and the board generally approves base salary levels for executive officers of our company at the beginning of each fiscal year, and the committee recommends and the board approves bonuses at the end of each fiscal year based upon the performance of our company and our executives.
Philosophy
          The goals of our executive compensation program are as follows:
•	to attract, retain, and motivate highly qualified executives;

•	to reflect our philosophy of pay-for-performance;

•	to align compensation to the interests of our company as a whole and its stockholders; and

•	to recognize corporate stewardship and fiscal responsibility.
Role of the Compensation Committee and Chief Executive Officer
          The Compensation Committee of our Board of Directors reviews and recommends to the full board the compensation of our chief executive officer and our other executive officers. Annually, our Compensation Committee evaluates the performance of our chief executive officer and recommends to our Board of Directors the compensation of our Chief Executive Officer in light of the goals and objectives of our compensation program for that year. Our Compensation Committee together with our chief executive officer annually assess the performance of our other executive officers. Based on recommendations from our chief executive officer and the determinations of our Compensation Committee, our Compensation Committee makes recommendations to our Board of Directors regarding the compensation of our other executive officers.
Compensation Surveys and Compensation Consultants
          In determining compensation levels, we regularly review compensation levels in our geographical area, compensation levels of companies that we deem to be similar to our company regardless of their location, competitive factors to enable us to attract executives from other companies, and compensation levels that we deem appropriate to retain and motivate our executives. From time to time, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of our compensation consultants, and our compensation consultants report directly to our Compensation Committee.

Base Salary and Annual Incentives
          The committee recommends to the full board salaries for executive officers based on the overall performance of our company, an evaluation of individual executive performance, and industry data. The committee makes final recommendations on any adjustments to the base salary for our other executives in conjunction with the recommendations of the Chief Executive Officer. The committee’s evaluation of the recommendations of the Chief Executive Officer considers the same factors outlined above and is subjective, with no particular weight assigned to any one factor. Base salaries for the executive officers were increased for fiscal 2007 to an extent reflecting market factors.
          Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of our company. The granting of such awards is based upon the achievement of company performance objectives and individual performance objectives. After the first half of the year and upon the close of each fiscal year, executive management and the committee conduct an assessment of company and individual performance achieved versus company and individual performance objectives. This assessment may include individual responsibility, performance, and compensation level. Simultaneously, the Board of Directors conducts an assessment of our company’s overall performance to date, with emphasis on operating income. The combination of these factors determines any incentive bonuses to be paid.
          Based on both individual performances and the assessment of our company’s overall performance in fiscal 2007, bonuses were awarded to our named executive officers as set forth under “Executive Compensation — Summary Compensation Table.”
Stock-Based Compensation Grants
          Our company grants stock-based awards, including deferred stock units, periodically to our employees to provide additional incentive to work to maximize long-term total return to stockholders. Under each incentive compensation plan, the Board of Directors is specified to act as the plan administrator, although the Board of Directors has authorized the Compensation Committee to make decisions regarding grants of stock-based awards to senior officers and employees of and consultants to our company. In general, stock-based awards are granted to employees at the onset of employment. If, in the opinion of the plan administrator, the outstanding service of an existing employee merits an increase in the number of stock-based awards held, however, the plan administrator may elect to issue additional stock-based awards, such as additional stock options and deferred stock units, to that employee. The vesting period on grants is generally four years for our employees, and is designed to encourage holders to continue in the employ of our company. The vesting schedule for stock options is generally 25% on the first anniversary of the grant date and 1/48th of the total shares each month thereafter, and the vesting schedule for deferred stock units is generally 25% approximately one year after the date of grant and 1/16th of the total shares each quarter thereafter. In fiscal 2007, the issuance of stock options and deferred stock units to certain executive officers and other employees was authorized, including those to our named executive officers as set forth under “Executive Compensation – Option Grants in Last Fiscal Year.”
Other Benefits
          Our company provides various employee benefit programs to executive officers, including medical, dental, vision, life, and disability insurance benefits, a 401(k) retirement savings plan, and an employee stock purchase plan. These benefits are generally available to all employees of our company.
Deductibility of Executive Compensation
          We take into account the tax effect of our compensation. Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We currently intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

Accounting Considerations
          We account for stock-based employee compensation arrangements in accordance with the provisions of SFAS 123R. In determining stock-based awards, we consider the potential expense of those grants under SFAS 123R and the impact on our earnings per share.
Policies for the Pricing and Timing of Stock-Based Grants
          We set the price of all stock-based awards at the closing price of our stock on the Nasdaq Global Select Market on the date of grant. We grant the stock-based compensation at regularly scheduled meetings each year. In the case of new hires, vesting start dates are determined by the date the employee reports for service.
Fiscal 2007 Incentive Compensation Program
          In connection with our 2007 incentive compensation program, we reviewed the Radford Benchmark Survey, a leading national compensation survey covering more than a thousand high-tech companies. We emphasized a comparison with technology companies with comparable revenues in our geographical area. In addition, we evaluated our compensation levels with those of high-growth technology companies with revenue of between $200 million and $800 million. Such companies were Akamai Technologies, Avocent, Clena, Cymer, Epicor Software, F5 Network, Mattson Technology, MKS Instruments, Novatel Wireless, Opnext, RVC-Sierra, Red Hat. Silicon Image, SIRF Technology Holdings, Super Micro Computer, and TriQuint Semiconductor.
          We hired Compensia, Inc. to assist us with the evaluation of our incentive compensation program for fiscal 2007. Compensia, Inc. provided us with the survey results and an analysis of our peer companies; determined our position among the peer groups; developed recommendations and guidelines for the structure of our compensation program; and reviewed the overall compensation package and advised our Compensation Committee regarding the appropriateness of our compensation program.
          Our incentive compensation targets for our executive officers are initially determined by the Board of Directors at the time an offer of employment is made. Executive officer incentive compensation targets are subject to change based on the Compensation Committee’s periodic reviews of industry and competitive data, changes in individual responsibility, and our compensation philosophy. The annual target cash incentive compensation pool each year is established based on the aggregate cash incentive targets of all eligible participants, including our executive officers. As approved by the Board of Directors at the beginning of fiscal 2007, the actual bonus pool for the year was subject to adjustment based on company performance relative to the target operating profit approved by the Board of Directors at the beginning of the year. The adjustment to the pool was equal to 12.5% of the amount, if any, by which our actual operating profit for fiscal 2007 exceeded or fell short of the target operating profit level. The bonus amount, if any, to be received from the available bonus pool by employees participating in the fiscal 2007 incentive compensation program was determined based on the participant’s position and responsibility level within our company and a merit assessment of the individual’s performance. In the case of our executive officers, the performance is reviewed by the Compensation Committee which then makes a recommendation for approval by the Board of Directors.
          For fiscal 2007, our stock-based incentive compensation grants took the form of grants of stock options and deferred stock units. The vesting schedule for stock option awards is generally 25% on the first anniversary of the grant date and 1/48th each month thereafter, and the vesting schedule for deferred stock unit awards is generally 25% approximately one year after the grant date and 1/16th of the total shares each quarter thereafter. The vesting schedules are designed to encourage holders to continue in the employ of our company. The stock underlying deferred stock units is scheduled to be delivered on quarterly delivery dates, which coincide with the quarterly vesting dates. Each officer forfeits the unvested portion, if any, of the stock options or deferred stock units if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors. For Messrs. Lee, Tiernan, and Knittel, the vesting on any unvested stock options or deferred stock units they hold will accelerate upon a change in control of our company.

          During fiscal 2007, the committee evaluated the factors described above in determining the base salary and incentive compensation of Francis F. Lee, our President and Chief Executive Officer. See “Executive Compensation – Employment Agreement.” We paid Mr. Lee a base salary during fiscal 2007 of $350,000 and a bonus of $470,000 under our incentive compensation program for fiscal 2007.
          Our compensation arrangements with any of our executive officers did not exceed the limits on deductibility under Section 162(m) during our fiscal year ended June 30, 2007.
REPORT OF THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
          Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
Richard L. Sanquini, Chairman
Federico Faggin
Keith B. Geeslin
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          During the fiscal year ended June 30, 2007, our Compensation Committee consisted of Messrs. Sanquini, Faggin, and Geeslin. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors.

EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
          The following table sets forth, for the fiscal year ended June 30, 2007, information regarding compensation for services in all capacities to us and our subsidiaries received by our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000, and one former executive officer.
SUMMARY COMPENSATION TABLE

							Change in
							Pension
						Non-Equity	Value and
Name						Incentive	Nonqualified
and				Stock	Option	Plan	Deferred	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation		Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Earnings ($)(6)	($)(7)		($)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Francis F Lee	2007	$350,000	$470,000	$128,461	$2,105,693	—	—	$3,000	(9)	$3,057,154
President and Chief Executive Officer

Russell J. Knittel	2007	$258,000	$235,000	$19,694	$528,467	—	—	$3,280	(9)	$1,044,441
Executive Vice President, Chief Financial Officer

Thomas J. Tiernan	2007	$300,000	$248,000	$5,302	$765,147	—	—	$3,250	(9)	$1,321,699
Senior Vice President and General Manager, Vice President - Sales

Shawn P. Day, Ph. D.	2007	$210,000	$130,000	$9,847	$262,629	—	—	$3,042	(9)	$615,518
Vice President - Research and Development

James B. Harrington	2007	$210,000	$105,000	$9,847	$604,400	—	—	$3,628	(9)	$932,875
Vice President - Global Human Resources

Clark F. Foy (10)	2007	$177,500	$81,000	—	$352,130	—	—	$30,541	(11)	$641,992
Former Vice President - Marketing

(1)	The base salaries set forth in this column reflect salary increases effective as of the first day of our 2007 fiscal year for each of the named officers.

(2)	The amount shown in this column constitute amounts earned under our fiscal 2007 incentive compensation program, which include amounts that were calculated, approved, and paid in fiscal 2008. See “Compensation Discussion and Analysis” for more information regarding our fiscal 2007 incentive compensation program.

(3)	The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2007 with respect to the grant date fair value of deferred stock unit awards determined in accordance with SFAS 123(R) and thus includes amounts from awards granted in previous years when a portion of such awards vested in fiscal 2007. We determine the grant date fair value of each deferred stock unit award using the closing price of our common stock on the date of grant and recognize the compensation expense over the vesting period. Each named executive officer forfeits the unvested portion, if any, of the officer’s deferred stock units if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For further information on these awards, see the Grants of Plan-Based Awards table of this proxy statement.

(4)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes in fiscal 2007 with respect to the grant date fair value of stock option awards determined in accordance with SFAS 123(R), and thus includes amounts from awards granted in previous years when a portion of such awards vested in fiscal 2007. We estimated the grant date fair value of each stock option award on the date of grant using the Black-Scholes option pricing model and recognize the compensation expense over the vesting period. See Note 9 to the Consolidated Financial Statements in our Form 10-K for the year ended June 30, 2007 for a discussion of the relevant assumptions used in determining the grant date fair value of our stock option awards pursuant to SFAS 123(R). Each named executive officer forfeits the unvested portion, if any, of the officer’s stock options if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For further information on these awards, see the Grants of Plan-Based Awards table of this proxy statement.

(5)	No non-equity incentive plan compensation was paid for fiscal 2007.

(6)	We do not maintain any pension or nonqualified deferred compensation programs.

(7)	This column sets forth the value of all perquisites.

(8)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

(9)	This amount consists of matching contributions to our company’s 401(k) plan.

(10)	Mr. Foy resigned effective May 1, 2007 and forfeitures of stock and option awards are netted against his total stock and option award compensation, respectively.

(11)	Amount includes $28,056 of accrued vacation paid upon Mr. Foy’s resignation and $2,485 of matching contributions to our company’s 401(k) plan.
Grants of Plan-Based Awards
     The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the fiscal year ended June 30, 2007.
GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise or	Date Fair
								Number of	Number of	Base Price of	Value of
		Estimated Future Payouts			Estimated Future Payouts			Shares of	Securities	Option	Stock and
	Grant	Under Non-Equity			Under Equity Incentive			Stock or	Underlying	Awards	Option
Name	Date	Incentive Plan Awards			Plan Awards			Units (#)(1)	Options (#)(2)	($/Sh)	Awards(3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Frances F. Lee	01/23/07	—	—	—	—	—	—	18,750	56,250	$29.44	$1,448,169
Russell J. Knittel	07/25/06	—	—	—	—	—	—	5,000	45,000	$21.03	$636,748
Thomas J. Tiernan	04/24/07	—	—	—	—	—	—	5,000	45,000	$28.81	$837,333
Shawn P. Day	07/25/06	—	—	—	—	—	—	2,500	22,500	$21.03	$318,374
James B. Harrington	07/25/06	—	—	—	—	—	—	2,500	22,500	$21.03	$318,374
Clark F. Foy	07/25/06	—	—	—	—	—	—	2,500	22,500	$21.03	$318,374

(1)	These deferred stock unit awards were granted under our 2001 Incentive Compensation Plan and generally vest 25% approximately one year after the date of grant and 1/16th of the total number of shares each quarter thereafter. The stock underlying vested deferred stock units will be delivered on quarterly delivery dates, which coincide with the quarterly vesting dates. Each named executive officer forfeits the unvested portion, if any, of the officer’s deferred stock units if the officer’s service to our company is terminated for any reason except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For Messrs. Lee, Tiernan, and Knittel, the vesting on any unvested deferred stock units will accelerate and the delivery of the underlying shares will accelerate upon a change in control of our company.

(2)	These stock options awards were granted under our 2001 Incentive Compensation Plan and generally vest 25% on the first anniversary of the date of grant and 1/48th of the total number of shares each month thereafter. Each named executive officer forfeits the unvested portion, if any, of the officer’s stock options if the officer’s service to our company is terminated for any reason except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For Messrs. Lee, Tiernan, and Knittel, the vesting on any unvested deferred stock units will accelerate and the delivery of the underlying shares will accelerate upon a change in control of our company.

(3)	Represents the calculated compensation cost for all stock options and deferred stock unit awards granted in fiscal 2007 to the named executive officers determined in accordance with SFAS 123(R).
Outstanding Equity Awards
     The following table sets forth information with respect to outstanding equity-based awards held by our named executive officers at June 30, 2007.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
			Equity						Equity Incentive
			Incentive			Number	Market	Equity Incentive	Plan Awards:
	Number	Number	Plan Awards:			of	Value of	Plan Awards:	Market or
	of	of	Number of			Shares or	Shares or	Number	Payout Value
	Securities	Securities	Securities			Units of	Units of	of Unearned	of Unearned
	Underlying	Underlying	Underlying			Stock	Stock	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Unexcercised	Option		That Have	That Have	Other Rights	Other Rights
	Options	Options	Unearned	Exercise	Option	Not	Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Francis F. Lee	—	56,250	—	$29.44	01/23/17	27,344	$978,642	—	—
	28,125	84,375		$30.71	01/17/16
	120,833	79,167		$30.26	01/18/15
	60,833	29,167		$16.40	01/21/14
	150,000	—		$7.37	02/05/13
	15,000	—		$9.00	01/08/12
	200,000	—		$3.00	09/20/10
	60,000	—		$1.00	12/22/08

Russell J. Knittel	—	45,000	—	$21.03	07/25/16	5,000	$178,950	—	—
	28,750	31,250		$21.50	07/26/15
	40,104	14,896		$18.26	07/20/14
	9,168	2,292		$9.96	08/07/13
	2,000	—		$8.50	11/08/11
	18,500	—		$8.50	03/07/11
	16,000	—		$2.50	04/10/10

Thomas J. Tiernan	—	45,000	—	$28.81	04/24/17	5,000	$178,950	—	—
	78,125	171,875		$21.88	03/28/16

Shawn P. Day	—	22,500	—	$21.03	07/25/16	2,500	$89,475	—	—
	14,375	15,625		$21.50	07/26/15
	18,228	6,772		$18.26	07/20/14
	28,750	1,250		$9.96	08/07/13
	5,000	—		$6.00	07/30/12

James B. Harrington	—	22,500	—	$21.03	07/25/16	2,500	$89,475	—	—
	34,249	93,751		$21.50	07/26/15

Clark F. Foy	—	—	—	—	—	—	—	—	—

(1)	The vesting schedule for stock options is generally 25% on the first anniversary of the grant date and 1/48th of the total number of shares each month thereafter. The vesting schedule for deferred stock units is generally 25% approximately one year after the grant date and 1/16th of the total number of shares each quarter thereafter.

(2)	The market value of shares or units of stock that have not vested as reported in column (h) is determined by multiplying the closing market price of our common stock on the last trading day of our last completed fiscal year of $35.79 by the number of shares or units of stock in column (g).
Option Exercises and Vested Stock
          The following table describes, for the named executive officers, the number of shares acquired on the exercise of options and vesting of stock awards and the value realized on exercise of options and vesting of stock awards.
OPTION EXERCISES AND STOCK VESTING

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares	Value Realized	Acquired on	Value Realized
Name	Acquired on Exercise(#)	on Exercise($)	Vesting(#)	on Vesting($)
(a)	(b)	(c)	(d)	(e)
Francis F. Lee	460,0,00	$11,183,841	3,906	$107,961
Russell J. Knittel	69,540	$1,351,820	—	—
Thomas J. Tiernan	—	—	—	—
Shawn P. Day	60,000	$1,455,961	—	—
James B. Harrington	52,000	$521,708	—	—
Clark F. Foy	114,249	$1,563,057	—	—
          For option awards, the value realized is computed as the difference between the market price on the date of exercise and the exercise price times the number of options exercised. For stock awards, the value realized is computed as the market price on the later of the date the restrictions lapse or the delivery date times the number of shares vested.
Pension Benefits
          We do not offer any pension benefits for any of our employees. We maintain a 401(k) plan in which our employees may participate, and we provide matching funds of 20% of the employee’s contribution up to a maximum of $3,100 per employee on a calendar year basis.
Nonqualified Deferred Compensation
          We do not provide for any nonqualified deferred compensation for any of our employees.
Employment Agreements
          We have no written employment contracts with our executive officers or directors. We do have, however, Change of Control and Severance Agreements or signed terms-and-conditions agreements with certain employees. We offer our employees a 401(k) match and an employee stock purchase plan, as well as medical, dental, vision, life, and disability insurance benefits. Our executive officers and other personnel are eligible to receive incentive bonuses and are eligible to receive stock-based awards under our incentive compensation plans.
Severance Policy
          We maintain a severance policy for certain executive officers designated by our Board of Directors and who have completed at least one full year of employment with our company. Under the policy, we will pay base salary and targeted bonus and maintain benefits following a termination of employment without cause for one year in the case of the Chief Executive Officer and six months in the case of the other designated executive officers and continue to vest stock options and deferred stock units for one year in the case of the Chief Executive Officer and six months in the case of the other designated executive officers unless the options or deferred stock units provide otherwise. In the event of death, we will pay to the estate of the executive the executive’s base salary and targeted bonus for one year in the case of the Chief Executive Officer and 50% of the base salary and targeted bonus in the case of the other designated executive officers. Messrs. Lee and Knittel currently are subject to the severance policy.
Change of Control and Severance Agreements
          We are a party to a Change of Control and Severance Agreement with each of Francis F. Lee, Thomas J. Tiernan, and Russell J. Knittel. The agreements become effective upon a change of control of our company as defined in the agreements. Under the agreements, each of the executives has agreed to remain employed by our company or its successor for a rolling one-year period after a change of control upon the same terms and conditions that existed immediately prior to the change of control and to refrain from competing with our company during the term of employment and while any severance payments are being made. The agreements provide for the payment by our company, for one year after termination of employment by our company without good cause or by the executive for good reason, as defined in the agreements, or by the executive for any reason during the 30-day period following the first anniversary of the change of control, of compensation equal to the greater of two times the average of the base salary and bonus for the two years prior to such termination or the base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Mr. Lee and the greater of the average of the base salary and bonus for the two years prior to such termination or the base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Messrs. Tiernan, and Knittel. In the case of such termination, the agreements also provide for the continuation of insurance coverage on the executive and the executive’s family for two years in the case of Mr. Lee and one year in the case of Messrs. Tiernan, and Knittel. In addition, the agreements provide for the continuation of base salary payments and benefit coverage for the executive’s family for a period of 12 months after the death of the executive and for the payment in the event of disability of a lump sum equal to the greater of two times the average of the base salary and bonus for the two fiscal years prior to such termination or the executive’s base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Mr. Lee and the greater of the average of the base salary and bonus for the two fiscal years prior to such termination or the executive’s base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Messrs. Tiernan, and Knittel. The agreements provide that in the event of a change of control 50% of unvested options and deferred stock units vest immediately and the remaining 50% of unvested options vest immediately if the executive is terminated by our company without good cause or by the executive for good reason. All vested options, including those vesting under the terms of the agreements, will be exercisable during their full term in the event of a change of control.
          All unexercisable options and unvested deferred stock units held by Messrs. Lee, Tiernan, and Knittel included in the “Outstanding Equity Awards at Fiscal Year-End” table of this proxy statement are subject to the provisions of the Change of Control and Severance Agreement described above.
Indemnification Under our Certificate of Incorporation and Bylaws
          Our certificate of incorporation provides that no director will be personally liable to our company or its stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law. The effect of this provision in the certificate of incorporation is to eliminate the rights of our company and its stockholders, either directly or through stockholders’ derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under the Delaware General Corporation Law. In addition, we have adopted provisions in our bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.
1996 Stock Option Plan
          Our 1996 stock option plan provides for the grant of incentive stock options to employees, including employee directors, and of nonstatutory stock options to employees, directors, and consultants. The purposes of the

1996 stock option plan are to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 1996 stock option plan was originally adopted by our Board of Directors in December 1996 and approved by our stockholders in November 1996. The 1996 stock option plan provides for the issuance of options and rights to purchase up to 5,380,918 shares of our common stock. The 1996 stock option plan terminated in December 2006. As of June 30, 2007, options to purchase 469,106 shares of our common stock were outstanding under the 1996 stock option plan and 4,584,641 shares had been issued upon exercise of outstanding options.
2000 Nonstatutory Stock Option Plan
          Our 2000 nonstatutory stock option plan provides for the grant of nonstatutory stock options to employees and consultants. The purposes of the 2000 nonstatutory stock option plan are to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 2000 nonstatutory stock option plan was adopted by our Board of Directors in September 2000. The 2000 nonstatutory stock option plan provides for the issuance of options to purchase up to 200,000 shares of our common stock. Unless terminated earlier by the Board of Directors, the 2000 nonstatutory stock option plan will terminate in September 2010. As of June 30, 2007, options to purchase 20,000 shares of our common stock were outstanding under the 2000 nonstatutory stock option plan and 142,416 shares had been issued upon exercise of outstanding options.
2001 Incentive Compensation Plan
          Our 2001 incentive compensation plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors, by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The 2001 incentive compensation plan was adopted by our Board of Directors in March 2001 and approved by our stockholders in November 2001. Under the 2001 incentive compensation plan, an aggregate of 2,842,110 shares of common stock as of the end of fiscal 2007 may be issued pursuant to the granting of options to acquire common stock, the direct granting of restricted common stock and deferred stock, the granting of stock appreciation rights, or the granting of dividend equivalents. On the first day of each calendar quarter, an additional number of shares equal to 1 1/2% of the total number of shares then outstanding will be added to the number of shares that may be subject to the granting of awards. As of June 30, 2007, options to purchase 4,151,009 shares of our common stock and 257,225 deferred stock units were outstanding under the 2001 incentive compensation plan and 2,580,798 shares had been issued upon exercise of outstanding options and 10,227 shares had been delivered upon vesting of deferred stock units.
2001 Employee Stock Purchase Plan
          Our 2001 employee stock purchase plan is designed to encourage stock ownership in our company by our employees, thereby enhancing employee interest in our continued success. The plan was adopted by our Board of Directors in February 2001 and approved by our stockholders in November 2001. One million shares of our common stock were initially reserved for issuance under the plan. An annual increase is made equal to the lesser of 500,000 shares, 1% of all shares of common stock outstanding, or a lesser amount determined by the Board of Directors. As of June 30, 2007, there were 450,268 shares reserved for issuance under the plan. During fiscal 2007, 163,103 shares of common stock were issued under the plan.
401(k) Retirement Savings Plan
          In July 1991, we adopted a 401(k) retirement savings plan for which our employees generally are eligible. The plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the plan by employees or by us and the investment earnings on the contributions are not taxable to the employees until withdrawn. Our contributions are deductible by us when made. Our employees may elect to reduce their current compensation by an amount equal to the maximum of 25% of total annual compensation or the annual limit permitted by law and to have those funds contributed to the plan. We provide matching funds of 20% of the employee’s contribution up to a maximum of $3,100 on a calendar year basis.

DIRECTOR COMPENSATION
          We pay each non-employee director an annual retainer of $10,000 in cash or stock at the director’s election. We also pay a fee of $2,000 to each non-employee director for attendance at each board meeting in person and $500 for attendance at each board meeting by teleconference. Effective January 23, 2007, fees paid to committee members for each committee meeting attended were as follows:

	Committee	Committee
	Chairman	Member
Audit Committee	$4,000	$2,000
Compensation Committee	$3,000	$1,500
Nominations and Corporate Governance Committee	$2,000	$1,000
          Prior to January 23, 2007, we paid a fee of $1,000 ($2,000 for the committee chair) to committee members for each committee meeting attended.
          In addition, directors are eligible to receive annual grants of stock options and deferred stock units to purchase our common stock under our 2001 incentive compensation plan, with the Chairman of the Board currently eligible to receive an annual grant of stock options to purchase 18,750 shares, or an equivalent grant of stock options and deferred stock units, and other non-employee directors currently eligible to receive an annual grant of stock options to purchase 12,500 shares, or an equivalent annual grant of stock options and deferred stock units. Newly elected non-employee directors receive an initial stock option grant to purchase 50,000 shares of our common stock, or an equivalent grant of stock options and deferred stock units, in lieu of any annual stock option grant during the first year of service. We reimburse non-employee directors for their expenses for attending board and committee meetings.
          The following table sets forth the compensation paid by us to non-employee directors for the fiscal year ended June 30, 2007. Mr. Lee does not receive any compensation for service on our Board of Directors.
DIRECTOR COMPENSATION

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Federico Faggin	$21,000	$18,050	$219,486	—	—	—	$258,533
Keith B. Geeslin	$24,000	$12,040	$144,289	—	—	—	$180,329
Richard L. Sanquini	$25,500	$12,040	$144,289	—	—	$10,000	$191,829
W. Ronald Van Dell	$15,000	$12,040	$136,158	—	—	$10,000	$173,198
Nelson C. Chan	$2,000	$13,298	$25,193	—	—	—	$40,491
Jeffrey D. Buchanan	$31,000	$5,311	$146,050	—	—	—	$182,361

(1)	Messrs. Sanquini and Van Dell elected to receive their $10,000 annual retainer fees in company shares. All other non-employee directors’ annual retainer fees for fiscal 2007 were paid in cash, and all non-employee directors’ fees for committee meetings for fiscal 2007 were paid in cash.

(2)	The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2007 with respect to the grant date fair value of deferred stock unit awards determined in accordance with SFAS 123(R) and thus includes amounts from awards granted in previous years when a portion of such awards vested in fiscal 2007. We determine the grant date fair value of each deferred stock unit award using the closing price of our common stock on the date of grant and recognize the compensation expense over the vesting period. Each board member forfeits the unvested portion, if any, of the board member’s deferred stock units if the board member’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For further information on these awards, see the Grants of Plan-Based Awards table in the “Executive Compensation” section of this proxy statement. There were no forfeitures of stock options by any directors in fiscal 2007. The grant date fair value of the deferred stock unit awards granted in fiscal 2007 was as follows for each of the directors: Federico Faggin: $92,000 (1/23/07); Keith B. Geeslin: $61,324 (1/23/07); Richard L. Sanquini: $61,324 (1/23/07); W. Ronald Van Dell: $61,324 (1/23/07); Jeffrey D. Buchanan: $61,324 (1/23/07); and Nelson C. Chan: $221,158 (2/20/07).

(3)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes in fiscal 2007 with respect to the grant date fair value of stock option awards determined in accordance with SFAS 123(R), and thus includes amounts from awards granted in previous years when a portion of such awards vested in fiscal 2007. We estimated the grant date fair value of each stock option award on the date of grant using the Black-Scholes option pricing model and recognize the compensation expense over the vesting period. See Note 9 to the Consolidated Financial Statements included in our Form 10-K for the year ended June 30, 2007 for a discussion of the relevant assumptions used in determining grant date fair value of our stock option awards pursuant to SFAS 123(R). Each board member forfeits the unvested portion, if any, of the board member’s stock options if the board member’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2001 Incentive Compensation Plan. For further information on these awards, see the Grants of Plan-Based Awards table in the “Executive Compensation” section of this proxy statement. There were no forfeitures of stock options by any directors in fiscal 2007. The grant date fair value of the stock options granted was as follows for each of the directors: Federico Faggin: $149,362 (1/23/07); Keith B. Geeslin: $99,574 (1/23/07); Richard L. Sanquini: $99,574 (1/23/07); W. Ronald Van Dell: $99,574 (1/23/07); Jeffrey D. Buchanan: $99,574 (1/23/07); and Nelson C. Chan: $343,540 (2/20/07).

(4)	Messrs. Sanquini and Van Dell elected to receive their annual retainer in shares of Synaptics common stock rather than cash, accordingly, the amounts in column (g) represent the value of shares received in lieu of cash for the annual retainer.
          The vesting schedule for stock option awards is generally 25% on the first anniversary of the grant date and 1/48th of the total shares each month thereafter. The vesting schedule for deferred stock unit awards is generally 25% approximately one year after the grant date and 1/16th of the total shares each quarter thereafter.

AUDIT COMMITTEE REPORT
          The Board of Directors has appointed an Audit Committee consisting of three directors. The current members of the Audit Committee are Jeffrey D. Buchanan, Richard L. Sanquini, and W. Ronald Van Dell. Each of the committee members is “independent” of our company and management, as that term is defined in Nasdaq rules.
          The primary responsibility of the committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our company’s financial reporting process, including overseeing the financial reports and other financial information provided by our company to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our company’s systems of internal accounting and financial controls; and the annual independent audit of our company’s financial statements.
          Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles.
          In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor, and considered the compatibility of non-audit services with auditor independence.
          The committee discussed with the independent auditor the overall scope and plans for its audits. The committee met with the independent auditor, with and without management present, to discuss the results of its audit, its consideration of our company’s internal controls, and the overall quality of the financial reporting. The committee held five meetings with management of our company, all of which were attended by our independent auditor, with respect to the company’s financial statements and audit or quarterly review procedures.
          Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended June 30, 2007 for filing with the SEC. The committee also has selected our company’s independent auditor.
          The report has been furnished by the Audit Committee of the Board of Directors.
Jeffrey D. Buchanan, Chairman
Richard L. Sanquini
W. Ronald Van Dell

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.
          Based solely upon our review of the copies of such forms received by us during the fiscal year ended June 30, 2007, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except that: Shawn P. Day filed a late Form 4 relating to an exercise of stock options and a sale of common stock; Francis F. Lee filed a late Form 4 relating to an exercise of stock options and a sale of common stock, and two late Form 4s each relating to the payment of tax liability by withholding securities incident to the receipt of a security issued in accordance with Rule 16b-3; Keith B. Geeslin filed a Form 5 reporting a late Form 4 transaction of the exercise of stock options for the purpose of gifting the underlying shares, and filed a late Form 4 reporting two exercises of stock options for the purpose of holding the shares; and Hing (Alex) Chung Wong filed an amended Form 3 resulting in the late reporting of his beneficial ownership of stock options under four separate grants and his beneficial ownership of deferred stock units under one grant, each received prior to becoming a reporting person.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND OFFICERS
          The following table sets forth certain information regarding the beneficial ownership of our common stock on September 7, 2007 by (1) each director; (2) the named executive officers as set forth under “Executive Compensation”; (3) all directors and executive officers as a group; and (4) each person or entity known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent(2)
Directors and Executive Officers:
Federico Faggin (3)	1,020,701	3.9%
Francis F. Lee (4)	883,124	3.3%
Thomas J. Tiernan (5)	74,772	*
Shawn P. Day, Ph.D. (6)	45,008	*
Russell J. Knittel (7)	69,451	*
James B. Harrington (8)	51,874	*
Jeffrey D. Buchanan (9)	28,124	*
Nelson C. Chan	8,333	*
Keith B. Geeslin (10)	57,618	*
Richard L. Sanquini (11)	20,488	*
W. Ronald Van Dell (12)	21,160	*
All directors and executive officers as a group (18 persons) (13)	2,349,957	8.6%

5% Stockholders:
FMR Corp. (14)	2,531,952	9.7%
Waddell & Reed Financial, Inc. (15)	1,527,500	5.8%
T. Rowe Price Associates, Inc. (16)	1,483,690	5.7%

*	Less than 1%.

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property laws. Except as otherwise indicated, each person may be reached at 3120 Scott Blvd., Suite 130, Santa Clara, California 95054. The numbers and percentages shown include the shares of common stock actually owned as of September 7, 2007 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date.

(2)	The percentages shown are calculated based on 26,206,704 shares of common stock outstanding on September 7, 2007. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of September 7, 2007 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(3)	Includes 93,185 shares issuable upon exercise of vested stock options.

(4)	Includes 4,000 shares held by Mr. Lee as custodian for his children, 14,478 shares held by Francis F. Lee and Evelyn C. Lee as Co-Trustees of the Lee 1999 Living Trust, 87,319 shares held by Evelyn C. Lee, Trustee of the Evelyn Lee 2002 Irrevocable Trust, 87,319 shares held by Francis F. Lee, Trustee of the Francis Lee 2002 Irrevocable Trust, and 614,431 shares issuable upon exercise of vested stock options.

(5)	Includes 68,957 shares issuable upon exercise of vested stock options.

(6)	Includes 22,811 shares issuable upon exercise of vested stock options.

(7)	Includes 62,796 shares issuable upon exercise of vested stock options.

(8)	Includes 51,874 shares issuable upon exercise of vested stock options.

(9)	Includes 26,041 shares issuable upon exercise of vested stock options.

(10)	Represents 24,413 shares issuable upon exercise of vested stock options.

(11)	Includes 4,264 shares held by Richard L. Sanquini as trustee of the Sanquini 2002 Living Trust, 3,000 shares held by Richard L. Sanquini’s spouse as trustee of the Sanquini 2002 Living Trust, and 13,216 shares issuable upon exercise of vested stock options.

(12)	Includes 17,872 shares issuable upon exercise of vested stock options.

(13)	Includes 1,054,021 shares issuable upon exercise of vested stock options.

(15)	The information is as reported on Amendment No. 2 to Schedule 13G/A filed February 14, 2007. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. The shares are owned by Fidelity Growth Company Fund. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. (“Fidelity”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, Fidelity is deemed to be a beneficial owner of such shares, however, Fidelity expressly disclaims that it is, in fact, the beneficial owner of such shares.

(16)	The information is as reported on Schedule 13G as filed February 9, 2007. The address of Waddell & Reed Financial, Inc. is 6300 Lamar Avenue, Overland Park, KS 66202. The securities reported are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO and/or WRIMCO may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Securities Exchange Act of 1934 (the “1934 Act”). IICO, WRIMCO, WRI, WRFSI and WDR are of the view that they are not acting as a “group” for purposes of Section 13(d) under the 1934 Act. Indirect “beneficial ownership” is attributed to the respective parent companies solely because of the parent companies’ control relationship to WRIMCO.

(17)	The information is as reported on Amendment No. 4 to Schedule 13G/A as filed February 14, 2007. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. The shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares, however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

INDEPENDENT PUBLIC ACCOUNTANTS
          KPMG LLP, an independent registered public accounting firm, audited the consolidated financial statements of our company for the fiscal year ending June 30, 2007. The Audit Committee has not yet met to select an independent registered public accounting firm to audit the consolidated financial statements of our company for the fiscal year ending June 28, 2008. We anticipate that representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
          The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP ‘s independence.
Fees
          The aggregate fees billed to our company by KPMG LLP, for the fiscal years ended June 30, 2007 and June 24, 2006, are as follows:

	2007	2006
Audit Fees	$1,219,000	$896,000
Audit-Related Fees (1)	37,000	38,000
Tax Fees (2)	3,800	93,965
All Other Fees	—	—

Total fees	$1,259,800	$1,027,965

(1)	Includes fees associated with statutory audits of certain of our subsidiaries located outside the United States.

(2)	Includes fees for professional services rendered by KPMG LLP with respect to tax preparation and tax consulting. The fees for tax preparation and compliance were $3,800 and $89,540 for 2007 and 2006, respectively.
Audit Committee Pre-Approval Policies
          The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
          To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.
          Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
          Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending June 28, 2008 must be received by us no later than May 31, 2008, in order to be included in the proxy statement and form of proxy relating to such meeting.
          Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2008, except in circumstances where (1) we receive notice of the proposed matter no later than August 14, 2008, and (2) the proponent complies with the other requirements set forth in Rule 14a-4.
OTHER MATTERS
          We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: September 28, 2007

PROXY CARD SYNAPTICS INCORPORATED 3120 SCOTT BLVD., SUITE 130 SANTA CLARA, CALIFORNIA 95054 2007 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of SYNAPTICS INCORPORATED, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated September 28, 2007, and hereby appoints Francis F. Lee and Russell J. Knittel, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company, to be held on Tuesday, October 23, 2007, at 11:00 a.m., local time, at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder. (Continued and to be signed on the reverse side.) COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF SYNAPTICS INCORPORATED October 23, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. ? Please detach along perforated line and mail in the envelope provided.? THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒ 1. Election of Directors: NOMINEES: ? Federico Faggin ? W. Ronald Van Dell ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: • and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the directors and as said proxies deem advisable on such other matters as may come before the meeting. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐ To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐ Signature of Stockholder Date: Signature of Stockholder Date: Note Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.